Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Avid Technology, Inc. (the “Company”) for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gary G. Greenfield, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Ken Sexton, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2009	/s/ Gary G. Greenfield
Gary G. Greenfield Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

Date: March 16, 2009	/s/ Ken Sexton
Ken Sexton Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal Financial and Accounting Officer)